767 Deployments Drive First Quarter Revenue Growth
Services for Expanding Air Express Networks Lead to Record First-Quarter Adjusted EBITDA
WILMINGTON, OH, May 10, 2016 - Air Transport Services Group, Inc. (Nasdaq:ATSG), the leading provider of medium wide-body freighter aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended March 31, 2016.
For the first quarter of 2016, compared with the first quarter of 2015:

•
Revenues increased 21 percent to $177.4 million. Excluding revenues from reimbursed expenses, revenues increased 18 percent. This increase included contributions from five more dry leases of Boeing 767 cargo aircraft with external customers, and expanded air network operations for ATSG's newest customer, Amazon Fulfillment Services Inc. (AFS), a subsidiary of Amazon.com, Inc. (Amazon).

•
Pre-tax Earnings from Continuing Operations were $12.1 million, versus $14.5 million in the prior-year period. Adjusted Pre-Tax Earnings, as defined in our Earnings Summary later in this release, increased 13 percent to $16.1 million. That metric excludes non-cash charges associated with pension costs, debt issuance costs at our European affiliate, and the effects of financial instrument transactions. Factors affecting our pre-tax results this year included higher expenses for scheduled heavy maintenance checks and costs to prepare flight crews and other personnel for expanding airline operations. Additionally, the prior-year quarter benefited by $1.6 million from the completion of the non-cash amortization of a note payable to DHL.

•
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) from Continuing Operations increased 11 percent to $51.3 million, a first-quarter record. Adjustments to EBITDA in 2016 are the same items excluded from Adjusted Pre-Tax Earnings.

•
Net earnings from Continuing Operations were $8.2 million, or $0.13 per diluted share, versus $8.9 million, or $0.14 per diluted share. Operating loss carryforwards for U.S. federal income tax purposes offset much of the company’s federal tax liabilities. ATSG does not expect to pay significant federal income taxes until 2019 at the earliest.

Adjusted EBITDA and Adjusted Pre-Tax Earnings are non-GAAP financial measures, defined and reconciled to comparable GAAP results in tables later in this release.
Joe Hete, President and Chief Executive Officer of ATSG, said, “Under its key multi-year agreements with global leaders DHL and Amazon, and with an increasing number of our freighters deployed under long-term dry leases, ATSG is on a sustainable, diversified growth trajectory, reflected in a 21 percent increase in revenue and our highest Adjusted EBITDA for a first quarter. Margins were affected in part by revenue/expense timing factors, including those associated with scheduled maintenance services, fleet transition and costs to spool up resources to serve Amazon. We project margins to improve in the second half as we complete more dry leases and deploy additional freighters into the Amazon network.”

ATSG extended its key commercial arrangements with DHL for four years effective in April 2015, and executed significant long-term agreements with AFS in March 2016. Commercial agreements with each customer cover aircraft leases and air network services provided by ATSG's businesses. The new five-year air transportation services agreement with AFS took effect in April 2016, following a successful six-month trial of a dedicated U.S. air network utilizing ATSG-owned Boeing 767 freighters. Additionally, an investment agreement with Amazon signed in March grants them warrants over a five-year period to acquire up to 19.9 percent of ATSG's common shares.
ATSG's increasing customer diversification is evident in the year-over-year comparison of quarterly revenues. In the first quarter of 2016, DHL accounted for 36 percent, Amazon 19 percent, and the U.S. Military 15 percent of ATSG's revenues. In the first quarter of 2015, DHL accounted for 52 percent, and the U.S. Military 16 percent of revenues. Amazon became an ATSG customer in September 2015.
First-quarter capital expenditures were $71.7 million, up $28.2 million from the first quarter of 2015. That included $52.8 million to purchase four Boeing 767-300 aircraft, and for freighter modification costs for those and other aircraft. Capital spending is now projected to total $290 million in 2016, of which $215 million is for fleet expansion.

ATSG also spent $3.1 million to repurchase 269,662 shares of its common stock in the open market during the first quarter.

Segment Results
Cargo Aircraft Management (CAM)

CAM	First Quarter
($ in thousands)	2016	2015
Revenues	$51,726	$42,854
Pre-Tax Earnings	19,510	14,438
Significant Developments:

•
CAM’s revenues increased 21 percent to $51.7 million for the first quarter of 2016. Lease revenues from externally leased freighters and aircraft engines increased 29 percent, driven by revenues from five more external dry leases of Boeing 767s than were leased in the first quarter of 2015. Externally leased freighters increased to 29 as of March 31, from 24 a year earlier.

•	Pre-tax earnings for the quarter increased 35 percent. Revenue gains and lower interest expense offset increased fleet-related depreciation and transitioning expenses.

•
At March 31, 2016, CAM owned 56 Boeing cargo aircraft in serviceable condition, two more than at the same period last year. Five more CAM-owned 767-300 aircraft were awaiting or in passenger-to-freighter modification, and one 767-200 freighter was being prepared for re-lease to an external customer.

•
CAM will lease twenty 767s to Amazon by mid-2017; twelve 767-200s and eight 767-300s. Three of those 767-300s will be leased during 2016, and the last five in 2017. Seven of the 767-200s are currently in operation and leased to Amazon. Five other 767-200s will be leased to Amazon by year-end. CAM has agreements to purchase and has reserved conversion slots for all of the aircraft it will deploy under the Amazon agreements.

•	More information about CAM's current and projected in-service fleet is provided at the end of this release.

ACMI Services

ACMI Services	First Quarter
($ in thousands)	2016	2015
Revenues
Airline services	$101,653	$97,695
Reimbursables	13,303	7,773
Total ACMI Services Revenues	114,956	105,468

Pre-Tax Earnings (Loss)	(10,356)	(2,571)
Significant Developments:

•
Revenues increased nine percent to $115.0 million, including a four percent increase to $101.7 million in airline services revenues. Block-hour utilization increased 11 percent from an expanding ATSG-operated freighter fleet. Pricing changes that took effect since the first quarter of 2015 affected revenue growth from airline services. 2015 revenue and pre-tax results benefited from the $1.6 million non-cash item associated with completion of the amortization of a note payable to DHL.

•
Lower pre-tax margins are attributable to $4.5 million in higher expenses for scheduled heavy maintenance events, $2.4 million in higher non-cash pension expense, and other costs to prepare flight crews and other personnel for expanding CMI operations.

•
As of March 31, 2016, ATSG's airlines leased from CAM and operated on an ACMI basis eight Boeing 757 aircraft and eighteen 767 freighters, two fewer 767s than a year ago. Aircraft returned to CAM were deployed to external dry lease customers.

Other Activities

Other Activities	First Quarter
($ in thousands)	2016	2015
Revenues	$55,011	$35,606
Pre-Tax Earnings	3,868	3,076

Significant Developments:

•
External customer revenues from all other activities in the first quarter increased 54 percent, and pre-tax earnings increased 26 percent, as returns from mail sorting and package handling services increased significantly.

Annual Meeting
ATSG will hold its annual meeting of shareholders at 11 a.m. on May 12, 2016, at The Roberts Centre in Wilmington, Ohio. More information about the meeting is available in the proxy materials available via our website, www.atsginc.com.

Outlook
ATSG continues to estimate that Adjusted EBITDA from Continuing Operations will be $208 million in 2016 when calculated on the same basis as in 2015. In 2016, Adjusted EBITDA also excludes additional non-cash items, including $9.5 million in pension expense and $1.2 million in debt issuance costs stemming from ATSG's interest in its West Atlantic joint venture. Accordingly, 2016 Adjusted EBITDA is now expected to be approximately $218 million. Adjusted EBITDA is a non-GAAP financial measure, defined and reconciled to comparable GAAP results in a table at the end of this release.

"Our position as the leading source of dedicated Boeing 767 freighters that we own and can deploy worldwide is generating strong cash returns for our shareholders, especially as e-commerce customers drive demand for express networks," Hete said. "We intend to invest to maintain that global lead, and project that we will remain fully deployed, with more than 80 percent of our available 767 freighters leased to third parties by the end of the year. We will also surround that fleet with the most complete set of maintenance, logistics and other air network support services in the industry."

Beginning in the second quarter, ATSG's earnings will reflect a revenue reduction associated with the amortization of value for warrants issued to Amazon in accordance with the agreements effective in April. This non-cash amortization will also be excluded from ATSG's calculation of Adjusted EBITDA.

Hete also noted that the investments required to support ATSG's new Amazon agreements will not affect the company's intention to maintain its balanced capital allocation strategy, including share repurchases.
"I expect that over the five-year term of the warrant program, our share repurchases will significantly reduce the dilutive effect of the warrants on our existing shareholders," Hete said. "We continue to believe that a balanced capital allocation strategy is in the best interest of our shareholders, and we will act accordingly."
Conference Call
ATSG will host a conference call on Wednesday, May 11, 2016, at 10 a.m. Eastern Daylight Time to review its financial results for the first quarter of 2016. Participants should dial (888) 771-4371 and international participants should dial (847) 585-4405 ten minutes before the scheduled start of the call and ask for conference pass code 42483130. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on May 11, 2016, beginning at 2 p.m. and continuing through May 18, 2016, at (888) 843-7419 (international callers (630) 652-3042); use pass code 42483130#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our operating airlines' ability to maintain on-time service and control costs; the number and timing of deployments and redeployments of our aircraft to customers; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; the successful implementation and operation of the new air network for Amazon; shareholder approval of the proposed equity arrangements with Amazon; changes in market demand for our assets and services; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange

Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
REVENUES	$177,385	$147,025

OPERATING EXPENSES
Salaries, wages and benefits	52,419	43,679
Depreciation and amortization	32,534	28,993
Maintenance, materials and repairs	27,343	22,693
Fuel	16,631	10,778
Contracted ground and aviation services	10,868	2,938
Travel	4,808	4,423
Rent	2,627	4,207
Landing and ramp	3,651	2,708
Insurance	1,149	1,258
Other operating expenses	10,004	7,819
	162,034	129,496

OPERATING INCOME	15,351	17,529
OTHER INCOME (EXPENSE)
Interest income	24	22
Interest expense	(2,699)	(3,065)
Net loss on financial instruments	(528)	(13)
	(3,203)	(3,056)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	12,148	14,473
INCOME TAX EXPENSE	(3,977)	(5,578)

EARNINGS FROM CONTINUING OPERATIONS	8,171	8,895

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	47	214
NET EARNINGS	$8,218	$9,109

EARNINGS PER SHARE - Basic
Continuing operations	$0.13	$0.14
Discontinued operations	—	—
NET EARNINGS PER SHARE	$0.13	$0.14

EARNINGS PER SHARE - Diluted
Continuing operations	$0.13	$0.14
Discontinued operations	—	—
NET EARNINGS PER SHARE	$0.13	$0.14

WEIGHTED AVERAGE SHARES
Basic	63,636	64,454
Diluted	65,057	65,337

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,834	$17,697
Accounts receivable, net of allowance of $414 in 2016 and $415 in 2015	57,865	57,986
Inventory	13,513	12,963
Prepaid supplies and other	10,477	12,660
TOTAL CURRENT ASSETS	121,689	101,306

Property and equipment, net	914,838	875,401
Other assets	25,294	26,285
Goodwill and acquired intangibles	76,245	38,729
TOTAL ASSETS	$1,138,066	$1,041,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,473	$44,417
Accrued salaries, wages and benefits	24,461	27,454
Accrued expenses	8,298	8,107
Current portion of debt obligations	37,734	33,740
Unearned revenue	11,991	12,963
TOTAL CURRENT LIABILITIES	124,957	126,681
Long term debt	333,766	283,918
Post-retirement obligations	106,001	108,194
Other liabilities	63,935	61,913
Deferred income taxes	100,965	96,858

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,068,782 and 64,077,140 shares issued and outstanding in 2016 and 2015, respectively	641	641
Additional paid-in capital	551,914	518,259
Accumulated deficit	(47,513)	(55,731)
Accumulated other comprehensive loss	(96,600)	(99,012)
TOTAL STOCKHOLDERS’ EQUITY	408,442	364,157
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,138,066	$1,041,721

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2016	2015
Revenues
CAM	$51,726	$42,854
ACMI Services
Airline services	101,653	97,695
Reimbursables	13,303	7,773
Total ACMI Services	114,956	105,468
Other Activities	55,011	35,606
Total Revenues	221,693	183,928
Eliminate internal revenues	(44,308)	(36,903)
Customer Revenues	$177,385	$147,025

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	19,510	14,438
ACMI Services	(10,356)	(2,571)
Other Activities	3,868	3,076
Net, unallocated interest expense	(346)	(457)
Net loss on financial instruments	(528)	(13)
Total Pre-tax Earnings	$12,148	$14,473

Adjustments to Pre-tax Earnings
Add non-service components of retiree benefit costs, net	2,203	(260)
Add debt issuance charge from non-consolidating affiliate	1,229	—
Add net loss on financial instruments	528	13
Adjusted Pre-tax Earnings	$16,108	$14,226

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less financial instrument gains or losses, non-service components of retiree benefit costs and the write-off of debt issuance costs from a non-consolidating affiliate. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2016	2015

Earnings from Continuing Operations Before Income Taxes	$12,148	$14,473
Interest Income	(24)	(22)
Interest Expense	2,699	3,065
Depreciation and Amortization	32,534	28,993
EBITDA from Continuing Operations	$47,357	$46,509
Add non-service components of retiree benefit costs, net	2,203	(260)
Add debt issuance costs from non-consolidating affiliate	1,229	—
Add net loss on financial instruments	528	13

Adjusted EBITDA from Continuing Operations	$51,317	$46,262

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less financial instrument gains or losses, non-service components of retiree benefit costs and the write-off of debt issuance costs from a non-consolidating affiliate.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE CARGO AIRCRAFT FLEET

Aircraft Types
	December 31,			March 31,			December 31,
	2015			2016			2016 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	36	36	—	36	36	—	36	36	—
B767-300	11	11	—	12	12	—	17	17	—
B757-200	5	4	1	5	4	1	5	4	1
B757 Combi	4	4	—	4	4	—	4	4	—
Total Aircraft	56	55	1	57	56	1	62	61	1

Owned Aircraft In Serviceable Condition
	December 31,			March 31,			December 31,
	2015			2016			2016 Projected

Dry leased without CMI		15			15			14
Dry leased with CMI		15			14			29
ACMI/Charter		25			26			18
Staging/Unassigned		—			1			—
		55			56			61